Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On September 1, 2017, ABM Industries Incorporated, which operates through its subsidiaries (collectively referred to as “ABM,” “we,” “us,” “our,” or the “Company”), completed the acquisition of GCA Holding Corp. (“GCA Holding”), the indirect parent company of GCA Services Group, Inc. (“GCA”), for approximately $1.26 billion. We financed the acquisition with borrowings from an amended and restated credit agreement and by issuing shares of our common stock to the stockholders of GCA Holding.

The accompanying unaudited pro forma combined balance sheet as of July 31, 2017, and the unaudited pro forma combined statements of income for the nine months ended July 31, 2017, and the year ended October 31, 2016, (collectively, the “Pro Forma Financial Statements”) are based on ABM and GCA’s historical financial information as adjusted to give effect to the acquisition and the related financing as if the transactions had been completed on July 31, 2017 with respect to the balance sheet and as of November 1, 2015 with respect to the statements of income.

ABM’s fiscal year ends on October 31, while GCA’s ends on December 31. Given that the fiscal year end of GCA is within 93 days of ABM’s, in accordance with Article 11 of Regulation S-X, the historical financial statements of each entity have been combined without any conforming adjustments with respect to this difference in fiscal periods. However, GCA’s historical results for the nine months ended June 30, 2017 were derived by combining the results from the six months ended June 30, 2017 with results for the three months ended December 31, 2016 in order to have a consistent number of months between entities. The overlapping quarter includes revenue of $252.2 million, expenses of $266.4 million, and a net loss of $14.2 million.

GCA Holding was formed on March 1, 2016 for the original purpose of acquiring Erie Acquisition Holdings, Inc. and its Subsidiaries (“Erie”), including GCA Services Group, Inc. and Subsidiaries. GCA Holding completed its acquisition of Erie on March 2, 2016, resulting in a split presentation of GCA during 2016. The period prior to the acquisition by GCA Holding is referred to as “GCA Predecessor” and the period subsequent to the acquisition by GCA Holding is referred to as “GCA Successor.”

The Pro Forma Financial Statements should be read in conjunction with ABM’s historical financial statements, which are included in its Annual Report on Form 10-K for the fiscal year ended October 31, 2016 and Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2017, and GCA’s historical financial statements included in ABM’s Current Report on Form 8-K/A to which the Pro Forma Financial Statements are filed as an exhibit.

The assumptions and estimates underlying the unaudited adjustments to the Pro Forma Financial Statements are described in the accompanying notes.

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UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(in millions)	ABM July 31, 2017	GCA June 30, 2017	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$47.7	$1.6	$167.6	4a	$217.0
Trade accounts receivable, net	875.3	112.7	7.4	4k	995.3
Prepaid expenses	94.7	11.9			106.6
Other current assets	31.3	2.0	(3.5)	4d	29.8
Total current assets	1,049.0	128.2	171.5		1,348.7
Other investments	16.3	0.2			16.5
Property, plant and equipment, net	100.9	43.5	0.4	4k	144.8
Other intangible assets, net	95.9	493.5	(134.5)	4b	454.9
Goodwill	926.9	491.8	415.9	4c	1,834.6
Deferred income taxes, net	52.5	0.5			53.0
Other noncurrent assets	111.6	4.9	11.8	4d	128.2
Total assets	$2,352.9	$1,162.7	$465.0		$3,980.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Term loan, current	$—	$5.2	$11.7	4e	$16.9
Trade accounts payable	202.5	9.5	(1.8)	4k	210.2
Accrued compensation	132.0	24.6	(13.3)	4k	143.3
Accrued taxes - other than income	49.0	6.6			55.6
Insurance claims	102.1	4.2			106.3
Income taxes payable	2.1	0.4			2.5
Legal settlements from discontinued operations	65.3	—			65.3
Other accrued liabilities	137.1	13.8	2.9	4k	153.2
Total current liabilities	690.1	64.2	(0.4)		754.0
Noncurrent income taxes payable	15.6	0.5			16.1
Term loan, noncurrent	—	633.7	136.0	4e	769.7
Line of credit	264.7	—	225.3	4e	490.0
Deferred income tax liability, net	3.2	167.8	(62.5)	4f	108.5
Noncurrent insurance claims	355.5	22.9	11.1	4g	389.4
Other noncurrent liabilities	55.2	7.8	0.8	4k	63.9
Total liabilities	1,384.3	897.0	310.3		2,591.6
Commitments and contingencies
Stockholders’ Equity
Preferred stock	—	—			—
Common stock	0.6	—	0.1	4h	0.7
Additional paid-in capital	253.6	313.0	110.7	4i	677.2
Accumulated other comprehensive loss, net of taxes	(20.4)	—			(20.4)
Retained earnings (accumulated deficit)	734.9	(47.3)	43.9	4j	731.5
Total stockholders’ equity	968.6	265.7	154.6		1,389.0
Total liabilities and stockholders’ equity	$2,352.9	$1,162.7	$465.0		$3,980.6

See accompanying notes to the Pro Forma Financial Statements.

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UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

	ABM	GCA Predecessor	GCA Successor
(in millions, except per share amounts)	Year Ended October 31, 2016	January 1, 2016 through March 1, 2016	March 2, 2016 through December 31, 2016	Pro Forma Adjustments		Pro Forma Combined
Revenues	$5,144.7	$165.4	$843.5			$6,153.6
Operating expenses	4,623.4	148.0	761.3			5,532.7
Selling, general and administrative expenses	390.1	62.0	25.2			477.3
Restructuring and related expenses	29.0	—	—			29.0
Amortization of intangible assets	25.0	4.6	52.4	(8.8)	4m	73.2
Impairment loss	22.5	—	—			22.5
Operating profit (loss)	54.7	(49.2)	4.6	8.8		18.8
Income from unconsolidated affiliates, net	7.6	—	—			7.6
Interest expense	(10.4)	(15.4)	(46.6)	17.0	4n	(55.4)
Income (loss) from continuing operations before income taxes	51.9	(64.6)	(42.0)	25.8		(28.9)
Income tax benefit (provision)	10.4	15.5	13.0	(10.6)	4o	28.3
Income (loss) from continuing operations	$62.3	$(49.1)	$(29.0)	$15.2		$(0.6)
Income (loss) from continuing operations per common share
Basic	$1.11					$(0.01)
Diluted	$1.09					$(0.01)
Weighted-average common and common equivalent shares outstanding
Basic	56.3			9.5	4p	65.8
Diluted	56.9			9.5	4p	66.4

See accompanying notes to the Pro Forma Financial Statements.

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UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

	ABM	GCA
(in millions, except per share amounts)	Nine Months Ended July 31, 2017	Nine Months Ended June 30, 2017	Pro Forma Adjustments		Pro Forma Combined
Revenues	$3,955.6	$756.9			$4,712.5
Operating expenses	3,544.1	690.2			4,234.3
Selling, general and administrative expenses	299.2	24.6	(2.2)	4l	321.6
Restructuring and related expenses	16.0	—			16.0
Amortization of intangible assets	17.4	45.1	(11.1)	4m	51.4
Impairment recovery and gain on sale	(18.5)	—			(18.5)
Operating profit (loss)	97.4	(2.9)	13.3		107.8
Income from unconsolidated affiliates, net	3.6	—			3.5
Interest expense	(9.1)	(41.4)	10.4	4n	(40.2)
Income from continuing operations before income taxes	91.9	(44.4)	23.6		71.1
Income tax (provision) benefit	(11.3)	12.0	(9.7)	4o	(9.0)
Income (loss) from continuing operations	$80.6	$(32.4)	$13.9		$62.2
Income from continuing operations per common share
Basic	$1.44				$0.95
Diluted	$1.42				$0.94
Weighted-average common and common equivalent shares outstanding
Basic	56.0		9.5	4p	65.5
Diluted	56.6		9.5	4p	66.1

See accompanying notes to the Pro Forma Financial Statements.

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NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION

The historical consolidated financial statements have been adjusted in the Pro Forma Financial Statements to give effect to pro forma events that are directly attributable to the acquisition and related financing, that are factually supportable, and, with respect to the pro forma statements of income, are expected to have a continuing impact on the combined results.

The acquisition was accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. As the acquirer for accounting purposes, we have estimated the fair value of the assets acquired and liabilities assumed and conformed GCA’s accounting policies to our own accounting policies.

The Pro Forma Financial Statements have been prepared for illustrative purposes and are not necessarily indicative of the financial position or results of operations in future periods or the results that would have been realized had the entities been combined during the specified periods. Further, the Pro Forma Financial Statements do not reflect the cost of integration activities or benefits from expected revenue enhancements and synergies.

We round amounts in the Pro Forma Financial Statements to millions and calculate per-share data from the underlying whole-dollar amounts. Thus, certain amounts may not foot, crossfoot, or recalculate based on reported numbers due to rounding.

Reclassifications

Certain reclassifications were made to GCA’s historical financial information to conform to ABM’s presentation that have not been presented in the tables above, but instead are reflected in the GCA historical columns. See below for a summary of the amounts and line items impacted by such reclassifications:

Adjustments made to GCA’s historical unaudited balance sheet as of June 30, 2017:

•	$3.1 million reclassified from “Accounts receivable, net of allowance for doubtful accounts” to “Other current assets.”
•	$3.9 million reclassified from “Refundable income taxes” to “Prepaid expenses.”
•	$6.1 million and $0.2 million reclassified from “Prepaid expenses and other current assets” to “Prepaid expenses” and “Other noncurrent assets,” respectively.
•	$0.8 million reclassified from “Deferred income taxes” to “Deferred income tax liability, net.”
•	$0.2 million from “Other assets” to “Other investments.”
•	$1.8 million, $1.6 million, and $1.6 million reclassified from “Accrued compensation and related expenses” to “Accrued taxes—other than income,” “Other accrued liabilities,” and “Insurance claims,” respectively.
•	$3.0 million from “Current portion of capital lease” to “Other accrued liabilities.”
•	$22.9 million, $7.6 million, $4.9 million, and $2.6 million reclassified from “Other accrued expenses” to “Noncurrent insurance claims,” “Other accrued liabilities,” “Accrued taxes-other than income,” and “Insurance claims,” respectively.
•	$1.4 million, $1.2 million and $0.5 million reclassified from “Other liabilities” to “Other noncurrent liabilities,” “Other accrued liabilities,” and “Noncurrent income taxes payable,” respectively.
•	$0.5 million reclassified from “Deferred income taxes” to “Deferred income taxes, net.”
•	$6.4 million reclassified from “Long-term capital lease” to “Other noncurrent liabilities.”

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Adjustments made to GCA’s historical statement of operations for the period from January 1, 2016 to March 2, 2016:

•	$11.3 million, $2.0 million, $0.4 million, and $0.1 million reclassified from “General and administrative,” “Selling expense,” “Other depreciation,” and “Stock-based compensation expense,” respectively, to “Selling, general and administrative expenses.”
•	$6.3 million reclassified from “General and administrative expense” to “Operating expenses.”
•	$54.6 million reclassified from “Transaction expenses” to “Selling, general and administrative expenses.”

Adjustments made to GCA’s historical statement of operations for the period from March 2, 2016 to December 31, 2016:

•	$43.9 million, $8.4 million, $2.0 million, and $1.5 million reclassified from “General and administrative,” “Selling expense,” “Other depreciation,” and “Stock-based compensation expense,” respectively, to “Selling, general and administrative expenses.”
•	$31.4 million and $0.1 million reclassified from “General and administrative expense” and “Selling expenses, respectively, to “Operating expenses.”
•	$0.9 million reclassified from “Transaction expenses” to “Selling, general and administrative expenses.”

Adjustments made to GCA’s historical statement of operations for the nine months ended June 30, 2017:

•	$40.7 million, $7.5 million, $2.1 million, and $1.2 million reclassified from “General and administrative,” “Selling expense,” “Other depreciation,” and “Stock-based compensation expense,” respectively, to “Selling, general and administrative expenses.”
•	$27.1 million reclassified from “General and administrative expense” to “Operating expenses.”
•	$0.2 million reclassified from “Transaction expenses” to “Selling, general and administrative expenses.”

2.	FINANCING

To fund the cash portion of the purchase price, we refinanced and replaced our existing credit facility with a new syndicated secured credit facility (the “New Credit Facility”) consisting of a five-year $800 million amortizing term loan (the “New Term Loan”) and a $900 million revolving line of credit (the “New Line of Credit”). On September 1, 2017, we borrowed approximately $1.3 billion at an interest rate of 3.49% at the issuance date, based on LIBOR plus a spread that is based upon our leverage ratio. We also used the borrowings under the New Credit Facility to repay GCA’s existing debt.

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3.	CONSIDERATION TRANSFERRED AND PRELIMINARY PURCHASE PRICE ALLOCATION

Consideration Transferred

(in millions, except per share data)
Shares of ABM common stock	9.5
ABM common stock price at closing	$44.63
Fair value of ABM common stock at closing	423.7
Cash consideration	837.5
Total consideration transferred	$1,261.3

Preliminary Purchase Price Allocation (at acquisition date)

(in millions)
Cash and cash equivalents	$0.1
Trade accounts receivable	120.0
Prepaid expenses and other current assets	11.6
Property, plant and equipment	43.9
Customer relationships	350.0
Trade name	9.0
Goodwill	907.7
Other assets	13.8
Trade accounts payable	(7.7)
Accrued liabilities	(35.0)
Insurance claims	(38.2)
Net deferred income tax liabilities	(105.3)
Other liabilities	(8.6)
Net assets acquired	$1,261.3

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The customer relationships intangible will be amortized using the sum-of-the-years-digits method over the estimated useful life of 15 years. The trade name intangible will be amortized straight-line over 2 years. We are continuing to evaluate the underlying inputs and assumptions used in our valuations. Accordingly, the final allocation may differ materially from the preliminary allocation. The final allocation may include changes to customer relationships, goodwill, deferred taxes, and other assets and liabilities.

4.	PRO FORMA ADJUSTMENTS

a.	The following table summarizes the estimated pro forma adjustments made to cash and cash equivalents:

(in millions)
Proceeds from New Term Loan	$800.0
Proceeds from New Line of Credit	490.0
Financing costs	(18.6)
Repayment of GCA’s historical debt	(638.8)
Net cash consideration to GCA stockholders	(198.7)
Repayment of ABM’s historical line of credit	(264.7)
Working capital adjustment	(1.6)
Pro forma adjustment	$167.6

b.	Reflects the pro forma adjustment to remove GCA’s historical intangibles of $493.5 million, which consisted of customer contracts and relationships, covenants not to compete, and trademarks and tradenames, and record customer relationships of $350.0 million and trade names of $9.0 million associated with the acquisition based on the preliminary purchase price allocation.

c.	The following table summarizes the estimated pro forma adjustments made to goodwill:

(in millions)
Total estimated goodwill	$907.7
Less: GCA’s historical goodwill	(491.8)
Pro forma adjustment	$415.9

d.	The following table summarizes the estimated pro forma adjustments made to other current assets and other noncurrent assets:

(in millions)	Other Current Assets	Other Noncurrent Assets
Fees Incurred on New Line of Credit	$—	$5.2
Proportional write-off of ABM historical deferred financing costs	—	(0.1)
Write-off GCA historical deferred financing costs	—	(1.8)
Write-off GCA historical capitalized sales commissions to align with ABM policy	(1.0)	(0.6)
Working capital adjustment	(2.5)	9.0
Pro forma adjustment	$(3.5)	$11.8

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e.	The following table summarizes the estimated pro forma adjustments made to term loan and line of credit:

(in millions)	Current Portion	Noncurrent Portion	Total
New Term Loan	$20.0	$780.0	$800.0
Less: financing costs	(3.1)	(10.3)	(13.4)
Subtotal adjustments for New Term Loan and related costs	16.9	769.7	786.6

Repayment of GCA long-term debt	(5.2)	(633.7)	(638.8)
Pro forma adjustment	$11.7	$136.0	$147.8

(in millions)
Borrowings under New Line of Credit	$490.0
Less: repayment of ABM line of credit	(264.7)
Pro forma adjustment	$225.3

f.	The following table summarizes the estimated pro forma adjustments made to deferred income tax liability, net:

(in millions)
Deferred tax liability for acquired intangible assets and other deferred tax amounts	$105.3
Deferred tax asset related to GCA’s state NOLs	(0.4)
Less: GCA’s historical deferred tax liability	(167.8)
Working capital adjustment	0.3
Pro forma adjustment to Deferred income tax liability, net	$(62.5)

g.	The following table summarizes the estimated pro forma adjustments made to noncurrent insurance claims:

(in millions)
Purchase price adjustment based on preliminary actuarial results	$16.7
Working capital adjustment	(5.6)
Pro forma adjustment	$11.1

h.	Pro forma adjustment relates to the $0.01 par value per share of the 9,494,439 shares of ABM common stock that were issued to the stockholders of GCA.

i.	The pro forma adjustment to additional paid-in capital is calculated as follows:

(in millions)
Additional paid-in capital from the acquisition (9,494,439 shares of ABM common stock issued at $44.63, less par value)	$423.6
Less: GCA’s historical additional paid-in capital	(313.0)
Pro forma adjustment	$110.7

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j.	The pro forma adjustment to retained earnings (accumulated deficit) is calculated as follows:

(in millions)
Write-off ABM historical capitalized deferred financing costs related to old line of credit	$(0.1)
Write-off GCA historical capitalized deferred financing costs related to old line of credit	(1.8)
Write-off GCA historical capitalized sales commissions to align with ABM policy	(1.6)
Less: GCA historical accumulated deficit	47.3
Pro forma adjustment	$43.9

k.	Other pro forma adjustments related to working capital adjustments resulting from differences between the pro forma balance sheet at June 30, 2017 and the balance sheet at the date of the acquisition on which the purchase price is allocated are as follows:

(in millions)
Trade accounts receivable, net	$7.4
Property, plant and equipment, net	0.4
Trade accounts payable	(1.8)
Accrued compensation	(13.3)
Other accrued liabilities	2.9
Other noncurrent liabilities	0.8

l.	Represents the pro forma adjustment to remove all expenses included in the historical statements of operations related directly to the GCA acquisition, including legal, accounting, tax, and other professional fees.

m.	The following table summarizes the estimated pro forma adjustments made to amortization expense:

			Amortization Expense
(in millions)	Estimated Fair Value	Estimated Useful Life in Years	Twelve Months Ended October 31, 2016	Nine Months Ended July 31, 2017
Customer relationships	$350.0	15	$43.8	$30.6
Trade name	9.0	2	4.5	3.4
Less: GCA historical amortization expense			(57.0)	(45.1)
Pro forma adjustment			$(8.8)	$(11.1)

With other assumptions held constant, a 10% increase in the fair value adjustment for amortizable intangible assets would increase the annual pro forma amortization expense by approximately $4.8 million.

The following table summarizes pro forma amortization expense related to the customer relationships intangible for each of the next five years:

(in millions)
Fiscal year 2018	$37.9
Fiscal year 2019	35.0
Fiscal year 2020	32.1
Fiscal year 2021	29.2
Fiscal year 2022	26.3

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n.	The pro forma adjustment for interest expense for the year ended October 31, 2016 and the nine months ended July 31, 2017 is as follows:

		Interest Expense
(in millions)	Debt Proceeds	Twelve Months Ended October 31, 2016	Nine Months Ended July 31, 2017
New Term Loan	$800.0	$(27.6)	$(20.1)
New Line of Credit	490.0	(17.1)	(12.8)
Amortization of deferred financing costs — New Term Loan		(3.1)	(2.3)
Amortization of deferred financing costs — New Line of Credit		(1.4)	(1.0)
Less: ABM historical interest expense		4.6	5.4
Less: GCA historical interest expense		45.9	36.3
Less: ABM historical deferred financing costs amortization		1.2	0.9
Less: GCA historical deferred financing costs amortization		14.5	3.9
Pro forma adjustment		$17.0	$10.4

Borrowings under the New Credit Facility bear interest at 1-month LIBOR plus a spread that is based upon our leverage ratio. The spread ranges from 1.00% to 2.25% for Eurocurrency loans and 0.0% to 1.25% for base rate loans. The pro forma interest expense is based on the all-in rate at the issuance date of 3.49%. A change in interest rates of 1/8% would change the annual pro forma interest expense by $1.0 million and $0.6 million on the New Term Loan and New Line of Credit, respectively.

o.	Pro forma adjustment represents the income tax effect of pro forma adjustments made to the pro forma statements of income using the combined U.S. federal and state statutory rate of 41%. Because the tax rate used for these pro forma financial statements is an estimate, it will likely vary from the actual effective rate in future periods.

p.	Reflects the adjustment for basic weighted average shares outstanding related to the 9,494,439 shares of ABM’s common stock that were issued to GCA stockholders in the acquisition.

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